Exhibit 99.1

Questcor Reports Third Quarter Financial Results

ANAHEIM, Calif., October 23, 2012 — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today reported financial results for the third quarter and nine months ended September 30, 2012.

	Three Months Ended 9/30/12	Three Months Ended 9/30/11	Percentage Change
Net Sales	$140.3 Million	$59.8 Million	135%
GAAP Diluted EPS	$0.91	$0.35	160%
Non-GAAP Diluted EPS	$0.97	$0.37	162%

	Nine months Ended 9/30/12	Nine months Ended 9/30/11	Percentage Change
Net Sales	$348.8 Million	$142.6 Million	145%
GAAP Diluted EPS	$2.12	$0.73	190%
Non-GAAP Diluted EPS	$2.25	$0.80	181%

Net sales for the third quarter were $140.3 million, reflecting expanded physician usage of H.P. Acthar® Gel (repository corticotropin injection) in the treatment of serious, difficult-to-treat autoimmune and inflammatory disorders. Net sales in the third quarter of 2011 were $59.8 million.

GAAP earnings for the third quarter were $0.91 per diluted share, compared to $0.35 per diluted common share for last year’s comparable quarter. Non-GAAP earnings for the quarter ended September 30, 2012 were $0.97 per diluted common share. Non-GAAP earnings exclude non-cash share-based compensation expense, impairment of purchased technology and goodwill, and depreciation and amortization expense. Non-GAAP earnings for the year ago quarter were $0.37 per diluted common share.

Questcor shipped 5,590 vials of Acthar during the third quarter 2012, up 92 percent compared to 2,910 vials in the year ago quarter. Quarterly vial shipments are subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. Channel inventory at the end of the third quarter appeared to be within the normal historical range. Questcor believes that investors should consider the Company’s results over several quarters when analyzing its performance.

“Overall, our commercial expansion effort continued to show progress during the third quarter,” said Don M. Bailey, President and CEO of Questcor. “Health care providers are expanding their usage of Acthar as an FDA-approved treatment alternative for patients with idiopathic types of nephrotic syndrome, MS relapses and rheumatology related conditions. We also continue to support patients suffering from infantile spasms.”

“Based on information available as of this release, patients with serious, difficult-to-treat medical conditions addressed by Acthar on-label indications have continued to have access to Acthar through commercial insurance, Medicare, Medicaid and other government programs, as well as through our free drug program for uninsured patients,” noted Steve Cartt, Chief Operating Officer of Questcor. “Acthar is most commonly prescribed by physicians as an appropriate treatment alternative for patients in whom first-line therapies have not provided the intended treatment outcome and an additional FDA-approved treatment alternative is needed. For such patients, insurance coverage for Acthar continued to remain favorable.”

Year-to-Date Financial Results

Net sales for the first nine months of 2012 were $348.8 million, compared to $142.6 million in the first nine months of 2011. GAAP earnings for the first nine months of 2012 were $2.12 per diluted common share, compared with $0.73 per diluted common share for the comparable period of 2011. Non-GAAP earnings for the nine months ended September 30, 2012 were $2.25 per diluted common share, excluding non-cash share-based compensation expense and depreciation and amortization expense. Non-GAAP earnings for the comparable period of 2011 were $0.80 per diluted common share.

Shipped Acthar Vial and Prescription Trend Information

The Company has been publicly disclosing on Form 8-K shipped vial and prescription trend information on a monthly basis for the past several months. Sales have reached a level where the Company believes that the more traditional approach of providing financial information and related analysis of results on a quarterly basis is appropriate, and the Company expects to return to a quarterly public filing approach going forward.

Because Acthar prescriptions are filled at specialty pharmacies, the Company does not receive complete information regarding either the number of prescriptions or the number of vials by therapeutic area for all of the patients being treated with Acthar. However, Questcor monitors trends in payer mix and areas of therapeutic use for new Acthar prescriptions based on data from its reimbursement support center. Questcor estimates that over 90 percent of new Acthar prescriptions are processed by this support center, but believes that very few refill prescriptions are processed there.

In an effort to help investors better understand historical trends in Acthar prescriptions within each of its current three key therapeutic areas, Questcor is providing quarterly prescription information for the time period January 1, 2010 through September 30, 2012. Prescriptions processed by the Company’s reimbursement center are segmented into one of two groups — “Paid” and “Fully Rebated.”

“Paid” prescriptions (Rxs) include all prescriptions in the following payer categories:

•	Commercial

•	Tricare—Questcor has a per vial rebate obligation of approximately $7,341 in 2012 and approximately 25% of the price of Acthar for 2010 and 2011.

•	Medicaid Managed Care—For Q1 2010 through March 22, 2010 (see Note 1 below the tables).

“Fully Rebated” prescriptions (Rxs) include:

•	Those reimbursed by fee-for-service Medicaid insurance and other state programs eligible for rebates as Medicaid waiver programs.

•	Medicaid Managed Care—For all time periods beginning March 23, 2010 (see Note 1 below the tables).

The following tables show, for each of the three key Acthar therapeutic uses, the number of new prescriptions shipped grouped into “Paid” and “Fully Rebated”:

Nephrotic Syndrome (and related conditions) New Rxs

	Paid	Fully Rebated	Total
2010
Q1-10	11	0	11
Q2-10	4	1	5
Q3-10	8	0	8
Q4-10	7	0	7
Total 2010	30	1	31
2011
Q1-11	18	1	19
Q2-11	45	4	49
Q3-11	60	2	62
Q4-11	146	19	165
Total 2011	269	26	295
2012
Q1-12	238	14	252
Q2-12	314	24	338
Q3-12	335	17	352

Multiple Sclerosis (and related conditions) New Rxs

	Paid	Year-Over-Year Growth in Paid Rx	Fully Rebated	Total
2010
Q1-10	231	196%	12	243
Q2-10	304	145%	24	328
Q3-10	323	129%	19	342
Q4-10	354	66%	24	378
Total 2010	1,212	118%	79	1,291
2011
Q1-11	508	120%	49	557

Q2-11	751	147%	58	809
Q3-11	886	174%	46	932
Q4-11	945	167%	44	989
Total 2011	3,090	155%	197	3,287
2012
Q1-12	1,000	97%	51	1,051
Q2-12	1,110	48%	41	1,151
Q3-12	1,291	46%	49	1,340

Infantile Spasms (and related conditions) New Rxs*

	Paid	Fully Rebated	Total
2010
Q1-10	89	48	137
Q2-10	95	66	161
Q3-10	92	78	170
Q4-10	91	68	159
Total 2010	367	260	627
2011
Q1-11	89	71	160
Q2-11	106	79	185
Q3-11	112	69	181
Q4-11	120	51	171
Total 2011	427	270	697
2012
Q1-12	112	71	183
Q2-12	96	73	169
Q3-12	102	70	172

*	Questcor commenced commercial efforts in IS in the fourth quarter of 2010.

Rheumatology (and related conditions) New Rxs*

	Paid	Fully Rebated	Total
2012
Q1-12	1	0	1
Q2-12	6	2	8
Q3-12	38	0	38

*	Questcor commenced commercial efforts in rheumatology in the third quarter of 2012.

Notes:

(1) Because the March 2010 health care legislation made Medicaid Managed Care Organization (MCO) prescriptions rebate eligible effective March 23, 2010, a rebate liability for the MCO prescriptions estimated to be filled on or after March 23, 2010 has been accrued. The Company does not have the ability to accurately identify every Medicaid Managed Care prescription so it is possible that some prescriptions identified as “Paid” in the tables may subsequently be reclassified as “Fully Rebated.”

(2) “Related Conditions” includes diagnoses that are either alternate descriptions of the medical condition or are closely related to the medical condition, which is the focus of the table. For example, a prescription for “demyelinating disease of the central nervous system” would be included as an MS-related condition for purpose of this table. About 5% of the prescriptions in the tables are for related conditions.

(3) A prescription may or may not represent a new patient or a new therapy for the patient receiving the prescription. Questcor uses business rules to determine whether a prescription should be included in this table. From time to time the Company may modify these rules, which could cause some changes to the historic numbers in the tables above.

(4) Historical trend information is not necessarily indicative of future results. Additionally, paid prescriptions should not be viewed as predictive of Questcor’s net sales due to a variety of factors, including changes in the number of vials used in connection with each prescription.

Acthar Label Information

The product label for Acthar includes 19 FDA-approved indications. Substantially all of the Company’s net sales currently result from Acthar prescriptions for the following on-label indications of:

•

Nephrotic Syndrome (NS): “to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” NS can result from several underlying conditions, and prescribing physicians indicate that Acthar is most commonly being prescribed for patients who suffer from NS due to idiopathic membranous nephropathy, focal segmental glomerulosclerosis (FSGS), IgA nephropathy, minimal change disease and lupus nephritis.

•

Multiple Sclerosis (MS): “for the treatment of acute exacerbations of multiple sclerosis in adults. Clinical controlled trials have shown H.P. Acthar Gel to be effective in speeding the resolution of acute exacerbations of multiple sclerosis. However, there is no evidence that it affects the ultimate outcome or natural history of the disease.” When Acthar is used, it is typically prescribed as second line treatment for patients with MS exacerbations.

•	Infantile Spasms (IS): “as monotherapy for the treatment of infantile spasms in infants and children under 2 years of age.”

•	Collagen Diseases: “during an exacerbation or as maintenance therapy in selected cases of: systemic lupus erythematosus, systemic dermatomyositis (polymyositis).”

•

Rheumatic Disorders: “as adjunctive therapy for short-term administration (to tide the patient over an acute episode or exacerbation) in: Psoriatic arthritis, Rheumatoid arthritis, including juvenile rheumatoid arthritis (selected cases may require low-dose maintenance therapy), Ankylosing spondylitis.”

Share Repurchase Program and Cash Dividend

The Company used $58.1 million in cash to repurchase 1,484,300 shares of its common stock in open market transactions, at an average price of $39.15 per share, during the third quarter of 2012. On September 28, 2012, the Company announced that its Board of Directors increased the Company’s common stock repurchase program authorization to 7 million shares. This authorization includes the 3.2 million shares that were remaining under the prior authorization. Shares outstanding were 58.5 million at September 30, 2012 and 62.7 million at September 30, 2011.

On September 28, 2012, the Company announced that its Board of Directors adopted a policy to pay a regular quarterly dividend in such amounts as the Board of Directors may determine from time to time. The Company’s Board of Directors declared an initial quarterly cash dividend of $0.20 per share to all shareholders of record at the close of business on October 31, 2012, payable on November 15, 2012. The Company has been notified that NASDAQ has established an “ex-dividend” date for the Company’s shares of common stock of October 29, 2012, meaning that investors who purchase shares of our common stock on or after October 29, 2012 would not be entitled to the dividend for which the record date is October 31, 2012.

Non-GAAP Financial Measures

The Company believes it is important to share non-GAAP financial metrics with shareholders as these metrics may better represent the ongoing economics of the business and reflect how we manage the business. Accordingly, management believes investors’ understanding of the Company’s financial performance is enhanced as a result of the disclosure of these non-GAAP financial metrics. Non-GAAP net income should not be viewed in isolation, or as a substitute for, or as superior to, reported GAAP net income. The reconciliation between GAAP and Non-GAAP net income is provided with the financial tables included with this release.

Conference Call and Webcast and Investor Communications

The Company will host a conference call and slide presentation via webcast today, October 23, 2012, at 4:30 p.m. ET/ 1:30 p.m. PT. The call can be accessed three ways:

•	By webcast: At Questcor’s investor relations website: http://ir.questcor.com/.

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 354-0215. For participants outside the U.S., the dial-in number is (253) 237-1173.

•

By audio replay: A replay of the conference call will be available for seven business days following conclusion of the live call. The dial-in number for U.S. participants is (855) 859-2056. For participants outside the U.S., the replay dial-in number is (404) 537-3406. The replay access code for all callers is 39696380.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor’s primary product is H.P. Acthar® Gel (repository corticotropin injection), an injectable drug that is approved by the FDA for the treatment of 19 indications. Of these 19 indications, Questcor currently generates substantially all of its net sales from the following indications: the treatment of proteinuria in idiopathic types of nephrotic syndrome, the treatment of acute exacerbations of multiple sclerosis in adults, the treatment of infantile spasms in children under two years of age, and the treatment of certain rheumatology-related conditions. Questcor is also exploring the possibility of developing markets for other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. For more information about Questcor, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “growth,” “may,” “plans,” “potential,” “remain,” “should,” “substantial” or “will” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Our reliance on Acthar for substantially all of our net sales and profits;

•	Reductions in vials used per prescription resulting from changes in treatment regimens by physicians or patient compliance with physician recommendations;

•	The complex nature of our manufacturing process and the potential for supply disruptions or other business disruptions;

•	The lack of patent protection for Acthar; and the possible FDA approval and market introduction of competitive products;

•	Our ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with NS, and our ability to develop other therapeutic uses for Acthar;

•

Research and development risks, including risks associated with Questcor’s work in the area of NS and potential work in the area of Rheumatology, and our reliance on third-parties to conduct research and development and the ability of research and development to generate successful results;

•	Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices;

•

The results of any pending or future litigation, investigations or claims, including with respect to the investigation by the United States Attorney’s Office for the Eastern District of Pennsylvania regarding the Company’s promotional practices;

•	Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits;

•	Our ability to receive high reimbursement levels from third party payers;

•	An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities;

•

Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results;

•	Our ability to effectively manage our growth, including the expansion of our sales forces, and our reliance on key personnel;

•	The impact to our business caused by economic conditions;

•	Our ability to protect our proprietary rights;

•	The risk of product liability lawsuits;

•	Unforeseen business interruptions and security breaches;

•	Volatility in Questcor’s monthly and quarterly Acthar shipments, estimated channel inventory, and end-user demand, as well as volatility in our stock price; and

•

Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, or SEC, on February 22, 2012, and other documents filed with the SEC.

The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date of this release.

For more information, please visit www.questcor.com or www.acthar.com.

CONTACT INFORMATION:

EVC Group
Investors	Media
Patty Eisenhaur	Janine McCargo
951-316-0577	646-688-0425
Gregory Gin
646-445-4801
Doug Sherk
415-568-4887

QUESTCOR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Net sales	$140,339	$59,821	$348,760	$142,634
Cost of sales (exclusive of amortization of purchased technology)	7,499	3,718	19,399	8,446

Gross profit	132,840	56,103	329,361	134,188
Operating expenses:
Selling and marketing	31,763	13,733	81,087	39,731
General and administrative	8,333	4,314	22,422	11,977
Research and development	7,997	4,176	22,147	11,048
Depreciation and amortization	339	280	951	751
Impairment of purchased technology and goodwill	987	—	987	299

Total operating expenses	49,419	22,503	127,594	63,806

Income from operations	83,421	33,600	201,767	70,382
Interest and other income, net	102	98	536	482

Income before income taxes	83,523	33,698	202,303	70,864
Income tax expense	27,836	10,846	66,568	22,914

Net income	$55,687	$22,852	$135,735	$47,950
Change in unrealized gains or losses on available-for-sale securities, net of related tax.	13	(103)	90	(101)

Comprehensive income	$55,700	$22,749	$135,825	$47,849

Net income per share:
Basic	$0.95	$0.37	$2.23	$0.77

Diluted	$0.91	$0.35	$2.12	$0.73

Shares used in computing net income per share:
Basic	58,653	62,492	60,992	62,249

Diluted	61,417	66,023	63,914	65,685

Dividends declared per share of common stock	$0.20	$—	$0.20	$—

Reconciliation of Non-GAAP Adjusted Financial
Adjusted net income	$59,427	$24,315	$143,943	$52,314
Share-based compensation expense (1)	(2,855)	(1,273)	(6,908)	(3,654)
Depreciation and amortization expense (2)	(226)	(190)	(638)	(508)
Impairment of purchased technology and goodwill (3)	(659)	—	(662)	(202)

Net income – GAAP	$55,687	$22,852	$135,735	$47,950

Adjusted net income per share – basic	$1.01	$0.39	$2.36	$0.84
Share-based compensation expense (1)	(0.05)	(0.02)	(0.11)	(0.06)
Depreciation and amortization expense (2)	(0.00)	(0.00)	(0.01)	(0.01)
Impairment of purchased technology and goodwill (3)	(0.01)	—	(0.01)	(0.00)

Net income per share – basic	$0.95	$0.37	$2.23	$0.77

Adjusted net income per share – diluted	$0.97	$0.37	$2.25	$0.80
Share-based compensation expense (1)	(0.05)	(0.02)	(0.11)	(0.06)
Depreciation and amortization expense (2)	(0.00)	(0.00)	(0.01)	(0.01)
Impairment of purchased technology and goodwill (3)	(0.01)	—	(0.01)	(0.00)

Net income per share – diluted	$0.91	$0.35	$2.12	$0.73

Net income per share – basic and diluted may not foot due to rounding.

Use of Non-GAAP Financial Measures

Our “non-GAAP adjusted net income” excludes the following items from GAAP net income:

1.	Share-based compensation expense.

2.	Depreciation and amortization expense

3.	Impairment of purchased technology related to our acquisition of Doral in 2012 and impairment of goodwill related to the write-off of goodwill associated with an acquisition transaction completed in 1999 in 2011.

Questcor Pharmaceuticals, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$36,076	$88,469
Short-term investments	75,837	121,680

Total cash, cash equivalents and short-term investments	111,913	210,149
Accounts receivable, net of allowances for doubtful accounts of $0 at September 30, 2012 and December 31, 2011	62,279	27,801
Inventories, net of allowances of $0 at September 30, 2012 and December 31, 2011	7,154	5,226
Prepaid income taxes	1,466	6,940
Prepaid expenses and other current assets	5,393	3,391
Deferred tax assets	11,706	12,093

Total current assets	199,911	265,600
Property and equipment, net	1,860	1,970
Purchased technology, net	1,568	2,778
Deposits and other assets	70	56
Deferred tax assets	5,404	5,404

Total assets	$208,813	$275,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,594	$5,503
Accrued compensation	16,002	11,590
Sales-related reserves	38,385	34,119
Dividend payable	11,691	—
Other accrued liabilities	8,709	4,509

Total current liabilities	86,381	55,721
Lease termination, deferred rent and other non-current liabilities	2	261

Total liabilities	86,383	55,982

Shareholders’ equity:
Preferred stock, no par value, 5,334,285 shares authorized; none outstanding	—	—
Common stock, no par value, 105,000,000 shares authorized, 58,451,435 and 63,645,781 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	26,623	94,976
Retained earnings	95,753	124,886
Accumulated other comprehensive income (loss)	54	(36)

Total shareholders’ equity	122,430	219,826

Total liabilities and shareholders’ equity	$208,813	$275,808

Questcor Pharmaceuticals, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2012	2011
OPERATING ACTIVITIES
Net income	$135,735	$47,950
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	10,295	5,406
Deferred income taxes	387	357
Amortization of investments	1,185	874
Depreciation and amortization	951	751
Impairment of purchased technology and goodwill	987	299
Loss on disposal of property and equipment	33	11
Changes in operating assets and liabilities:
Accounts receivable	(34,478)	(17,087)
Inventories	(1,928)	(1,587)
Prepaid income taxes	5,474	2,964
Prepaid expenses and other current assets	(2,002)	(936)
Accounts payable	6,091	1,093
Accrued compensation	4,412	3,500
Sales-related reserves	4,266	9,728
Other accrued liabilities	4,200	860
Other non-current liabilities	(259)	(81)

Net cash flows provided by operating activities	135,349	54,102

INVESTING ACTIVITIES
Purchase of property and equipment	(651)	(1,470)
Purchase of short-term investments	(122,776)	(84,125)
Proceeds from maturities of short-term investments	167,524	87,871
Deposits and other assets	(14)	9

Net cash flows provided by investing activities	44,083	2,285

FINANCING ACTIVITIES
Income tax benefit realized from share-based compensation plans	6,678	6,889
Issuance of common stock, net	4,698	3,771
Repurchase of common stock	(243,201)	(11,453)

Net cash flows used in financing activities	(231,825)	(793)

(Decrease) increase in cash and cash equivalents	(52,393)	55,594
Cash and cash equivalents at beginning of period	88,469	41,508

Cash and cash equivalents at end of period	$36,076	$97,102

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$17	$11

Cash paid for income taxes	$54,024	$12,973

Non-Cash Financing Activities:
Dividend payable	$11,691	$—